UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  June 9, 2009
(Date of earliest event reported)

Grande Communications Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-115602	74-3005133
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

401 Carlson Circle, San Marcos, Texas	78666
(Address of principal executive offices)	(Zip Code)

(512) 878-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 9, 2009, Grande Communications Holdings, Inc. (the “Company”) entered into a non-binding letter of intent (the “Letter of Intent”) with ABRY Partners, LLC (“ABRY”).  Pursuant to the terms of the Letter of Intent, the Company and ABRY have agreed to negotiate binding definitive agreements relating to a proposed recapitalization (the “Recapitalization”) of the Company’s wholly-owned subsidiary, Grande Communications Networks, Inc. (“Grande Operating Company”).  The entry into definitive agreements with respect to the Recapitalization and the closing of the transactions contemplated by such agreements is subject to a number of conditions, including, but not limited to, (i) preparation, negotiation and execution by the Company and ABRY of definitive agreements satisfactory to both, (ii) satisfactory completion by ABRY of it due diligence review; (iii) approval by the Company’s board of directors and stockholders, (iv) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (v) the receipt of required consents, authorization and approvals from the Federal Communications Commission and applicable  state public utility commissions governing telecommunications businesses, (vi)  the receipt of contractually-required third-party consents, (vii) the repayment of all of the outstanding indebtedness of the Company and payoff of certain of its outstanding capital lease obligations using a portion of the net proceeds from the equity and debt financing transactions described below and (viii) other customary conditions, including the absence of any law or government order prohibiting the closing of the transactions contemplated by such definitive agreements.  The Company will begin the process of seeking certain authorizations and approvals, including those of the Federal Communications Commission, and seeking amendments to certain state certifications from applicable state public utility commissions governing telecommunications businesses.  There can be no assurance that the Recapitalization will be consummated.

The Letter of Intent contemplates that the Recapitalization will consist of the following transactions, subject to certain assumptions and adjustments:

(1)
The contribution by ABRY Partners VI, LP, a fund managed by ABRY (“ABRY VI”), of cash to a newly formed wholly owned subsidiary of ABRY VI (“Newco I”) in return for common and preferred equity in Newco I;

(2)
The contribution by the Company of all the outstanding shares of common stock of Grande Operating Company to a newly formed wholly owned subsidiary of Newco I (“Newco II”) in return for common equity in Newco I; and

(3)	The entry by Grande Operating Company into a new credit facility arranged by ABRY consisting of a term loan and a revolving credit facility.

It is expected the equity contribution and the debt financing will be in amounts sufficient to repay all of the outstanding indebtedness of the Company and payoff certain of its outstanding capital lease obligations.  Upon the closing of the Recapitalization, subject to certain adjustments, including the amount of the Company’s indebtedness, cash and cash equivalents and working capital, it is expected that a majority of the outstanding common equity of Newco I will be owned by ABRY and the remaining common equity of Newco I will be owned by the Company.  All of the outstanding shares or common stock and preferred stock of the Company will remain outstanding.  ABRY will be the controlling stockholder of Newco I and will therefor control Newco II and Grande Operating Company.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains statements about future events, including without limitation, information relating to the expectations of the Company with respect to the proposed Recapitalization. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements can sometimes be identified by our use of forward-looking words such as “expect,” “should,” “may,” “will,” “anticipate,” “estimate,” or “intend” and other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. You should review carefully all of the information, in this Current Report on Form 8-K.  These risks and uncertainties include, without limitation, those discussed under Item 4A.  ”Risk Factors” and under Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K filed with the SEC on March 20, 2009 and those discussed below.  These factors and the other risk factors discussed in the Company’s filings with the SEC are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in any of the forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date of this current report. We cannot ensure that any projected results or events will be achieved. We have no intention, and disclaim any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANDE COMMUNICATIONS HOLDINGS, INC.

By:	/s/ MICHAEL L.WILFLEY
Michael L. Wilfley
Chief Financial Officer

Dated:  June 12, 2009